SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              -------------------



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 26, 2001



                         GREENE COUNTY BANCSHARES, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


          Tennessee                   0-14289                 62-1222567
          ---------                   -------                 ----------
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)             File Number)          Identification No.)

            100 North Main Street, Greeneville, Tennessee 37743-4992
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                    (Address of principal executive offices)


                                 (423) 639-5111
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               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

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Item 5.  Other Events.
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     On September 26, 2001, the  Registrant's  wholly owned  subsidiary,  Greene
County Bank, a Tennessee state-chartered bank (the "Bank"), entered into a Branch Purchase Agreement (the "Agreement") with SunTrust Bank, a Georgia banking corporation ("SunTrust") for the Bank's assumption of deposits and purchase of certain assets of three branch offices of SunTrust located at 210 West Main Street, Rogersville, Tennessee, 410 Park Boulevard, Rogersville, Tennessee and 290 Bellamy Avenue, Surgoinsville, Tennessee.

     Under the terms of the Agreement, the Bank will acquire the personal property, fixed assets, real property, cash, and records of each of the three branch offices. In return, the Bank will assume the deposit liabilities of the three branches and will also pay SunTrust a deposit premium equal to 6% of the balance of the deposits as of the closing date, an agreed upon amount for personal property, fixed assets and real property, and the full amount of the cash assets. The transaction is expected to close in December 2001.

     The Bank does not plan to raise additional equity or to incur any debt in connection with the proposed transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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  (a) -  (b)      Not applicable.

         (c)      The following exhibit is filed as part of this report.

                  Exhibit 99.1      Press release dated September 28, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                              GREENE COUNTY BANCSHARES, INC.


Date:   October 1, 2001       By: /s/ R. Stan Puckett
                                 ----------------------------------------------
                                 R. Stan Puckett
                                 President, Chief Executive Officer and Director (Duly Authorized Representative)